UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒                     Filed by a Party other than the Registrant ☐

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☐       Preliminary Proxy Statement

☐       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒       Definitive Proxy Statement

☐       Definitive Additional Materials

☐       Soliciting Material Under Rule 14a-12

SYNLOGIC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2021

To Our Stockholders:

The past year has been a trying one for many of us, including our employees, partners, and the patients we serve. We and our employees have responded to these challenges by re-committing ourselves to advancing the Synthetic Biotic platform and bringing forward potential new therapies for devasting diseases.

At Synlogic, our strategy is clear: to bring the transformative power of synthetic biology to medicine. We made great strides in the past year, advancing our two co-lead metabolic programs into proof-of-concept studies, advancing research into the potential of our platform to modulate the immune system, and building a strong team and world-class capabilities across research, clinical development, and manufacturing.

Synlogic, Inc. will once again host this year’s annual general meeting as a virtual event which you are cordially invited to attend.

The meeting will be held at 9:00 am Eastern Time on Thursday, June 10th, 2021. You will be able to participate in the annual meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/SYBX2021 and entering your 16-digit control number found on the Notice of Internet Availability or the proxy card that you receive. For further information about the virtual annual meeting, please see the Information About the Annual Meeting and Voting beginning on page 3. You will not be able to attend the annual meeting in person.

At the annual meeting, two people will be elected to our Board of Directors. In addition, we will ask stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021, to approve, on an advisory basis, the compensation of the named executive officers, as disclosed in our Proxy Statement for the 2021 Annual Meeting and to vote, on an advisory basis, on the frequency of holding an advisory vote on the compensation of our named executive officers. Our Board of Directors recommends the election of the two nominees to our Board of Directors, a vote in favor of proposals (ii) and (iv) and a vote to approve the frequency of holding a vote on the compensation of our named executive officers every year. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders digitally. On May 13, 2021, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2021 virtual- only annual meeting of stockholders and our 2020 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone, how to receive a paper copy of the proxy materials by mail and how to access the virtual annual meeting.

We hope you will be able to attend the virtual annual meeting. Whether you plan to attend the virtual annual meeting or not, it is important that you cast your vote. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting.

Thank you for your continued support of Synlogic. We look forward to you joining us at this year’s virtual annual meeting.

Sincerely,

Aoife Brennan

President and CEO

April 27, 2021

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

TIME: 9:00 a.m. Eastern Time DATE: Thursday, June 10, 2021

PLACE: The meeting will be held virtually and can be accessed via the following link www.virtualshareholdermeeting.com/SYBX2021

This year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SYBX2021 and entering the control number included in the Notice of Internet Availability or proxy card that you receive. For further information about the virtual annual meeting, please see the Information About the Annual Meeting and Voting beginning on page 3. We expect to resume in person stockholder meetings in future years.

PURPOSES:

1.	To elect two Class III directors to serve three-year terms expiring in 2024;
2.	To approve by an advisory vote the compensation of the Company’s named executive officers;
3.	To approve by an advisory vote the frequency of holding an advisory vote on compensation of the Company’s named executive officers;
4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
5.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Synlogic, Inc. common stock at the close of business on April 13, 2021 (the “Record Date”). A list of registered stockholders as of the close of business on the Record Date will be available at or corporate headquarters for examination by any stockholder for any purpose germane to the Annual Meeting for a period of at least 10 days prior to the Annual Meeting. If you wish to view this list, please contact me, as our Corporate Secretary, at Synlogic, Inc., 301 Binney Street, Suite 402, Cambridge, MA 02142. Such list will also be available for examination by the stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/SYBX2021.

All stockholders are cordially invited to attend the virtual annual meeting. Whether you plan to attend the virtual annual meeting or not, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Adam Thomas

Chief People Officer and Secretary

i

SYNLOGIC, INC.

301 Binney Street, Suite 402

Cambridge, MA 02142

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2021

This proxy statement, along with the accompanying notice of 2021 annual meeting of stockholders, contains information about the 2021 annual meeting of stockholders of Synlogic, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 9:00 a.m., Eastern Time, on Thursday, June 10, 2021. We have decided to host this year’s annual general meeting as a virtual-only stockholder meeting. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SYBX2021.

In this proxy statement, we refer to Synlogic, Inc. as “Synlogic,” “the Company,” “we”, and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors, or Board, for use at the annual meeting.

On or about May 13, 2021, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2021 virtual-only annual meeting of stockholders and our 2020 annual report to stockholders.

EXPLANATORY NOTE

On August 28, 2017, Synlogic, Inc., formerly known as Mirna Therapeutics, Inc. (NASDAQ: MIRN) (“Mirna”), completed its business combination with Synlogic, Inc. (“Private Synlogic”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of May 15, 2017, by and among Mirna, Meerkat Merger Sub, Inc. (“Merger Sub”), and Private Synlogic (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Private Synlogic, with Private Synlogic surviving as a wholly owned subsidiary of Mirna (the “Merger”). On August 28, 2017, immediately after completion of the Merger, Mirna changed its name to “Synlogic, Inc.” (“Public Synlogic”) (NASDAQ: SYBX).

In this proxy statement, unless the context specifically indicates otherwise, “the Company”, “we”, “us”, “our”, and “Synlogic” refer to Public Synlogic and its subsidiaries following the Merger, effective on August 28, 2017, and to Private Synlogic and its subsidiaries prior to the Merger. References to “Pre-Merger Mirna” means Mirna prior to the Merger effective on August 28, 2017.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 10, 2021

This proxy statement, the Notice of Annual Meeting of Stockholders, our form of proxy card and our 2020 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials please have your 16-digit control number (s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2020 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Financials” section of the “Investors & Media” section of our website at www.synlogictx.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Investor Relations, Synlogic, Inc., 301 Binney Street, Suite 402, Cambridge, MA 02142. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Synlogic is soliciting your proxy to vote at the 2021 annual meeting of stockholders to be held virtually via live webcast, on Thursday, June 10, 2021, at 9:00 a.m. Eastern Time and any adjournments of the meeting, which we refer to as the annual meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting. You will be able to participate in the annual meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/SYBX2021 and entering your 16-digit control number found on the enclosed voting form.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 because you owned shares of Synlogic, Inc. common stock on the record date. The Company intends to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, the proxy materials to stockholders on or about May 13, 2021.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received the Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Why are you holding a Virtual Annual Meeting?

Due to the continuing public health impact of COVID-19, this year’s annual meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the annual meeting so they can ask questions of our board of directors or management, as time permits.

What happens if there are technical difficulties during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting, voting at the annual meeting or submitting questions at the annual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log in page.

Who Can Vote?

Only stockholders of record at the close of business on April 13, 2021 are entitled to vote at the annual meeting. On this record date, there were 40,849,160 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

If on April 13, 2021 your shares of our common stock were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record.

If on April 13, 2021 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the annual virtual meeting to vote your shares. Shares represented by valid proxies, received in time for the virtual annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, and whether your shares should be voted for, against or abstain with respect to the other proposal. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, LLC, or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote over the Internet or by telephone.
•

By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

•	At the time of the virtual meeting. If you attend the virtual meeting, you may vote your shares online at the time of the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 9, 2021.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares at the time of the virtual annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and vote your shares online at the time of the meeting.

How Does the Board Recommend That I Vote on the Proposals?

The Board recommends that you vote as follows:

•	“FOR” the election of the nominees for director;
•	“FOR” the advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement;
•	“FOR” holding an advisory vote on compensation of the Company’s named executive officers every year; and
•	“FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•	by re-voting by Internet or by telephone as instructed above;
•	by notifying Synlogic’s Corporate Secretary in writing before the annual meeting that you have revoked your proxy; or
•

by attending the virtual annual meeting and voting online at the time. Attending the virtual annual meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the virtual annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only with respect to Proposal 2. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors

The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Advisory vote on Executive Compensation

For the advisory vote on executive compensation, the votes cast FOR must exceed the votes cast AGAINST to approve, on an advisory basis, the compensation of our named executive officers. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on the voting of Proposal 2. Therefore, if your shares are held by your bank, broker or other nominee in street name and you do not vote your shares, your bank, broker or other nominee cannot vote your shares on Proposal 2. Shares held in street name by banks, brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 2 will not be counted as votes FOR or AGAINST the proposal and will be treated as broker non-votes. As a result, broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the compensation committee and the board of directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal 3: Advisory vote on Frequency of holding advisory vote on Executive Compensation

The frequency of holding an advisory vote on the compensation of our named executive officers—every year, every two years or every three years—receiving the affirmative vote of a majority of the shares cast affirmatively or negatively will be the frequency approved by our stockholders. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes, as well as abstentions, will have no effect on the results of this vote. Although the advisory vote is non-binding, the compensation committee and the board of directors will review the voting results and take them into consideration when making future decisions regarding the frequency of holding an advisory vote on the compensation of our named executive officers.

Proposal 4: Ratify Selection of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of KPMG LLP as our independent registered public accounting firm for 2021, our Audit Committee of our Board will reconsider its selection.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Elections and our Secretary, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or otherwise provide.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

In light of the COVID-19 pandemic, this year, we will host a virtual-only annual meeting at 9:00 a.m. Eastern time on Thursday, June 10, 2021. You will be able to participate in the virtual annual meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/SYBX2021 and entering your 16-digit control number found on the enclosed voting form. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our Corporate Secretary at Synlogic, Inc., 301 Binney Street, Suite 402, Cambridge MA 02142.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of Synlogic’s proxy materials in future years, follow the instructions described below.

Conversely, if you share an address with another Synlogic stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•

If your Synlogic shares are registered in your own name, please contact our transfer agent, American Stock Transfer & Trust Company, LLC, and inform them of your request by calling them at 1-800-937-5449 or writing them at 6201 15th Avenue, Brooklyn, NY 11219.

•

If a broker or other nominee holds your Synlogic shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save the Company the cost of producing and mailing these documents by:

•	following the instructions provided on your Notice or proxy card; or
•	following the instructions provided when you vote over the Internet.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2021 for (a) the executive officers named in the Summary Compensation Table on page 15 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 1, 2021 pursuant to the exercise of options to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 40,854,465 shares of common stock outstanding on April 1, 2021.

	Shares Beneficially
	Owned (1)
	Number	Percent
Name and Address of Beneficial Owner**
Directors and Named Executive Officers:
Peter Barrett, Ph.D. (2)	2,785,100	6.79%
Chau Khuong (3)	2,069,996	5.06%
Aoife Brennan, MB, BCh, BAO, MMSc (4)	598,103	1.45%
Nick Leschly (5)	82,117	*
Richard P. Shea (6)	47,500	*
Edward Mathers (7)	40,000	*
Patricia Hurter, Ph.D. (8)	23,332	*
Michael Burgess, MB, CHB, Ph.D. (9)	10,000	*
Michael Heffernan	—	*
Lisa Kelly-Croswell	—	*
Richard Riese, M.D., Ph.D. (10)	117,583	*
Antoine Awad (11)	116,615	*
Gregg Beloff (12)	39,579	*
All directors and current executive officers as a group (13 persons) (13)	5,929,925	14.18%
Five Percent Stockholders:
Ginkgo Bioworks, Inc. (14)	8,620,771	19.99%
27 Drydock Avenue, 8th Floor
Boston, MA 02210
New Enterprise Associates 14, L.P. (15)	4,229,410	10.35%
1954 Greenspring Drive, Suite 600
Timonium, MD 21093
Atlas Venture Fund IX, L.P. (16)	2,651,963	6.49%
25 First Street, Suite 303
Cambridge, MA 02141

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
**	Addresses are given for beneficial owners of more than 5% of the outstanding common stock only.
(1)	Includes shares issuable upon the exercise of options to purchase shares of common stock within 60 days following April 1, 2020.
(2)

Consists of 2,651,963 shares of our common stock owned by Atlas Venture Fund IX, L.P. (“Atlas IX”) and 133,137 shares of our common stock issuable upon the exercise of options exercisable within 60 days following April 1, 2021. Atlas Venture Associates IX, L.P. (“AVA IX LP”), is the general partner of Atlas IX, and Atlas Venture Associates IX, LLC (“AVA IX LLC”), is the general partner of AVA IX LP. Dr. Barrett disclaims Section 16 beneficial ownership of the securities held by Atlas IX, except to the extent of his pecuniary interest therein, if any.

(3)

Consists of 2,029,996 shares of our common stock held of record by OrbiMed Private Investments VI, LP (“OPI VI”) and 40,000 shares of our common stock issuable upon the exercise of options exercisable within 60 days following April 1, 2021. OrbiMed Capital GP VI LLC (“GP VI”) is the sole general partner of OPI VI, and OrbiMed Advisors LLC (“Advisors”), a registered adviser under the Investment Advisers Act of 1940, as amended, is the sole managing member of GP VI. By virtue of such relationships, GP VI and Advisors may be deemed to have voting and investment power with respect to the securities held by OPI VI noted above and as a result may be deemed to have beneficial ownership over such securities. Advisors exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the shares held by OPI VI. Mr. Khuong is an employee of Advisors. Each of GP VI, Advisors and Mr. Khuong disclaims Section 16 beneficial ownership of the securities held by OPI VI, except to the extent of its or his pecuniary interest therein, if any. This report shall not be deemed an admission that any such entity or person is a beneficial owner of such securities for the purpose of Section 16 or for any other purpose.

(4)	Consists of 177,317 shares of our common stock held by Dr. Brennan and 420,786 shares of our common stock issuable upon the exercise of options exercisable within 60 days following April 1, 2021.
(5)	Consists of 23,150 shares of our common stock held by Mr. Leschly and 58,967 shares of our common stock issuable upon the exercise of options exercisable within 60 days following April 1, 2021.

(6)	Consists of 7,500 shares of our common stock held by Mr. Shea and 40,000 shares of our common stock issuable upon the exercise of options exercisable within 60 days following April 1, 2021.
(7)	Consists of 40,000 shares of our common stock issuable upon the exercise of options held by Mr. Mathers exercisable within 60 days following April 1, 2021.
(8)	Consists of 23,332 shares of our common stock issuable upon the exercise of options held by Dr. Hurter exercisable within 60 days following April 1, 2021.
(9)	Consists of 10,000 shares of our common stock issuable upon the exercise of options held by Dr. Burgess exercisable within 60 days following April 1, 2021.
(10)	Consists of 39,000 shares of our common stock held by Dr. Riese and 78,583 shares of our common stock issuable upon the exercise of options exercisable within 60 days following April 1, 2021.
(11)	Consists of 43,000 shares of our common stock held by Mr. Awad and 73,615 shares of our common stock issuable upon the exercise of options exercisable within 60 days following April 1, 2021.
(12)	Consists of 39,579 shares of our common stock issuable upon the exercise of options held by Mr. Beloff exercisable within 60 days following April 1, 2021.
(13)	See footnotes 2 through 12.
(14)

This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on or about June 21, 2019. Ginkgo Bioworks, Inc. (“Ginkgo”) is subject to a 19.99% beneficial ownership blocker, pursuant to which shares of our common stock may not be issued pursuant to a warrant held by Ginkgo, to the extent such issuance would cause Ginkgo to beneficially own more than 19.99% of our outstanding common stock. The share ownership numbers and percentages for Ginkgo in the table above reflect this 19.99% blocker. Shares reported as beneficially owned by Ginkgo include (i) 6,340,771 shares of common stock held by Ginkgo and (ii) a warrant to purchase 2,548,117 shares of common stock held by Ginkgo.

(15)

This information is based solely on a Schedule 13D filed with the Securities and Exchange Commission on or about February 1, 2018. Consists of 4,229,410 shares held by New Enterprise Associates 14, L.P. (“NEA 14”). NEA Partners 14, L.P. (“NEA Partners 14”) is the sole general partner of NEA 14. NEA 14 GP, LTD (“NEA 14 LTD”) is the sole general partner of NEA Partners 14. The individual Directors (the “Directors”) of NEA 14 LTD are M. James Barrett, Peter J. Barris, Forest Baskett, Anthony A. Florence, Jr., Patrick J. Kerins, David M. Mott, Scott D. Sandell, Peter Sonsini and Ravi Viswanathan. The Directors share voting and dispositive power with regard to shares held directly by NEA 14. Edward Mathers is a partner at NEA.

(16)

This information is based solely on a Schedule 13D filed with the Securities and Exchange Commission on or about September 29, 2017. Consists of 2,651,963 shares of our common stock owned by Atlas IX. AVA IX LP is the general partner of Atlas IX, and AVA IX LLC is the general partner of AVA IX LP. Each of AVA IX LP and AVA IX LLC disclaims Section 16 beneficial ownership of the securities held by Atlas IX, except to the extent of its pecuniary interest therein, if any.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our bylaws provide that our business is to be managed by or under the direction of our Board. Our Board is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board currently consists of ten members, classified into three classes as follows: (1) Chau Khuong, Nick Leschly, and Michael Burgess constitute a class with a term ending at the 2021 annual meeting, (2) Aoife Brennan, Patricia Hurter and Richard Shea constitute a class with a term ending at the 2022 annual meeting, and (3) Peter Barrett, Edward Mathers, Michael Heffernan and Lisa Kelly-Croswell constitute a class with a term ending at the 2023 annual meeting.

On March 10, 2021, our Board accepted the recommendation of the Nominating and Governance Committee and voted to nominate Nick Leschly and Michael Burgess for election at the annual meeting for a term of three years to serve until the 2024 annual meeting of stockholders, and until their respective successors have been elected and qualified or until such director’s earlier death, resignation or removal. Chau Khuong will not stand for re-election at the end of his current term.

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board’s conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position with the Company
Aoife Brennan, MB, BCh, BAO, MMSc	45	President and Chief Executive Officer; Class I Director
Peter Barrett, Ph.D.	68	Class II Director; Chairman of the Board
Michael Burgess, MB, CHB, Ph.D.	58	Class III Director
Michael Heffernan	56	Class II Director
Patricia Hurter, Ph.D.	57	Class I Director
Lisa Kelly-Croswell	54	Class II Director
Nick Leschly	48	Class III Director
Edward Mathers	61	Class II Director
Richard P. Shea	69	Class I Director

Our Board has reviewed the materiality of any relationship that each of our directors has with Synlogic, either directly or indirectly. Based upon this review, our Board has determined that the following members of the Board are “independent directors” as defined by the Nasdaq Stock Market: Patricia Hurter, Richard P. Shea, Peter Barrett, Edward Mathers, Nick Leschly, Michael Burgess, Michael Heffernan and Lisa Kelly-Croswell.

Aoife Brennan, MB, BCh, BAO, MMSc., age 45, has served as President and Chief Executive Officer and a member of our Board since October 2018. Prior to that, since September 2016, Dr. Brennan served as Chief Medical Officer of Private Synlogic and was responsible for the oversight and direction of its clinical development strategy and operations. From May 2011 to August 2016, Dr. Brennan was Vice President and Head of the Rare Disease Innovation Unit at Biogen, a biotechnology company, where she was responsible for research and development of the Biogen rare disease portfolio, which involved programs ranging from pre-clinical to commercial, including the approval of ALPROLIX®, ELOCTATE® and SPINRAZA®. From 2008 to 2011, Dr. Brennan was director of clinical development at Tolerx, Inc., a start-up biotechnology company focusing on immunotherapy for Type 1 diabetes.  Dr. Brennan serves on the board of directors of Cerevance, a clinical stage biopharmaceutical company advancing new medicines for brain diseases. Dr. Brennan also serves on the board of directors of Fibrogen, Inc. Dr. Brennan previously served on the board of directors of Ra Pharmaceuticals, Inc., until its acquisition by UCB. Dr. Brennan holds a medical degree from Trinity College in Dublin, Ireland and completed her post-graduate training in internal medicine, endocrinology and metabolism at the Royal College of Physicians in Ireland. Additionally, she completed her post-doctoral training in clinical research and metabolism at the Beth Israel Deaconess Medical Center in Boston and is a graduate of the Harvard Medical School Scholars in Clinical Science Program. The Board has concluded that Dr. Brennan possesses specific attributes that qualify her to serve as a member of our Board, including the perspective and experience she brings as our President and Chief Executive Officer, which brings operational expertise to our Board.

Peter Barrett, PhD., age 68, has served as Chairman of our Board since the Merger closed on August 28, 2017, and prior to that time served as the Chairman of the Private Synlogic board of directors since March 2014. Dr. Barrett is a partner at Atlas Venture and has been involved in the creation of several novel therapeutic and drug discovery platform companies. He is also a Senior Fellow at Harvard Business School, where he teaches Commercializing Science to second year MBA students and is the Faculty Chair of the Key Advisory Board of the Blavatnik Fellowship Program. Dr. Barrett is currently chairman of Obsidian Therapeutics, and also serves on the board of Larimar Therapeutics. Prior to joining Atlas, Dr. Barrett was Co-founder, Executive Vice president, and Chief Business Officer of Celera Genomics, which announced the first successful sequencing of the human genome in 2001. While at Celera, Dr. Barrett led strategic alliances, acquisitions, and business strategy and helped launch it as a public company in 1999. Prior to founding Celera, Dr. Barrett held senior management positions at Applera, most recently serving as Vice President of corporate planning and business development. During his tenure, he ran several businesses and expanded the life science business through a series of licensing agreements, partnerships, and acquisitions. Dr. Barrett also serves on the board of the Perkin-Elmer Corporation. Dr. Barrett received a BS in chemistry from Lowell Technological Institute (now known as the University of Massachusetts, Lowell), and a Ph.D. in analytical chemistry from Northeastern University. He also completed Harvard Business School’s Management Development Program. The Board has concluded that Dr. Barrett possesses specific attributes that qualify him to serve as a member and chairman of the Board, including his extensive leadership, executive, managerial and business experience with life sciences companies, including experience in the formation, development and business strategy of multiple start-up companies in the life sciences sector.

Michael Burgess, M.B., Ch.B., Ph.D., age 58, has served as a member of our Board since January 2020. Dr. Burgess has served as President of Research and Development at Turnstone Biologics, a clinical stage viral immunotherapy cancer company, since October 2017. Prior to joining Turnstone, Dr. Burgess led strategy and execution of translational medicine, early-stage clinical trials and clinical pharmacology across all therapeutic areas, including oncology at Bristol-Myers Squibb from January 2013 to September 2017. Prior to this, at Roche Pharmaceuticals, he held several senior leadership positions, including acting global head of Roche Pharma Research and Early Development (pRED) and Senior Vice President and Global Head of Oncology Research and Early Development. Before joining Roche, Dr. Burgess spent 7 years at Eli Lilly and Company working on early stage oncology trials. Dr. Burgess received his medical degree (M.B., Ch.B.) and a Ph.D. in molecular biology from the University of Bristol, UK and spent 10 years as a practicing physician in pediatrics and pediatric oncology. The Board has concluded that Dr. Burgess possesses specific attributes that qualify him to serve as a member of our Board, including his experience in the pharmaceutical industry and drug research and development.

Michael Heffernan, age 56, has served as a member of or Board since December 2020. Mr. Heffernan is a successful entrepreneur and biopharmaceutical leader with over 30 years of experience in building and leading development stage and commercial companies. He is the Founder and Chairman of Collegium Pharmaceutical, a publicly traded pharmaceutical company that he founded that is focused on developing and commercializing products for the treatment of chronic pain and related disorders. He served as its President and CEO from company inception until June 2018. Mr. Heffernan is currently an advisor, investor and board member in numerous public and private biotech companies. He recently co-founded Avenge Bio, Inc., an immuno-oncology company that he is actively managing and serves on the board. Mr. Heffernan has held previous positions as CEO of Onset Dermatologics, a dermatology company that he founded and spun out of Collegium to create PreCision Dermatology which was sold to Valeant. He was co-founder and CEO of Clinical Studies Ltd., a pharmaceutical contract research organization that was sold to PhyMatrix Corp, a public healthcare services company, where he later served as CEO and Chairman. Mr. Heffernan began his career at Eli Lilly and Company and served in numerous sales and marketing roles. In addition to Collegium, Mr. Heffernan is currently on the board of directors of Akebia Therapeutics, Inc., Trevi Therapeutics, Inc., Biohaven Pharmaceuticals and Carisma Therapeutics where he also serves as Chairman. He has served in a number of non-profit roles as both an advisor and board member. Mr. Heffernan was named E&Y Entrepreneur of the Year, Northeast Regional Winner in 2016. He is a registered pharmacist and earned his B.S. Degree in Pharmacy from the University of Connecticut. The Board has concluded that Mr. Heffernan possesses specific attributes that qualify him to serve as a member our Board, including his experience with the healthcare and pharmaceutical industries and his broad management experience.

Patricia Hurter, Ph.D., age 57, has served as a member of our Board since February 2019. Since September 2019, Dr. Hurter has served as CEO and President of Lyndra Therapeutics, a privately held biotechnology company focused on the development of oral, ultra-long-acting, sustained-release therapies, with a goal of making daily pills a thing of the past. Lyndra is focused on developing and commercializing therapies for the treatment of psychiatric disorders, diabetes, cardiovascular disease, Alzheimer’s Disease, HIV, transplant rejection, opioid use disorder, malaria eradication as well as developing a once-monthly oral contraceptive. Prior to Lyndra, Dr Hurter was Senior Vice President of Pharmaceutical and Preclinical Sciences at Vertex Pharmaceuticals, Inc. from June 2014 to April 2019. She also served as Interim Head of Global Regulatory Affairs from 2013-2014 and oversaw several label expansions for Kalydeco® and the submission of the new drug application for Orkambi®. She played a leadership role in the development and commercialization of 5 transformative therapies for Vertex: Incivek®, Kalydeco®, Orkambi®, Symdeko® and Trikafta®. Prior to joining Vertex, Dr. Hurter was Director, Formulation Design and Characterization for Merck where she was a key member of the early development team for Januvia®, a treatment for Type II diabetes. A respected thought leader in the pharmaceutical industry, Dr. Hurter is a frequent contributor to many scientific publications. At Vertex, she founded and was the executive sponsor of “IWILL,” a Vertex employee network devoted to the advancement of women leaders. She holds a Ph.D. in chemical engineering from the Massachusetts Institute of Technology, an M.S. in mechanical engineering from West Virginia University and earned a B.Sc. in chemical engineering, cum laude, from the University of KwaZulu-Natal in Durban, South Africa. She was recently elected to the National Academy of Engineering. The Board has concluded that Dr. Hurter possesses specific attributes that qualify her to serve as a member of our Board, including her experience in drug research and development, global regulatory affairs and GMP manufacturing.

Lisa Kelly-Croswell, age 54, has served as a member of our Board since February 2021. Ms. Kelly-Croswell serves as Senior Vice President and Chief Human Resources Officer for Boston Medical Center Health System (BMCHS), an academic medical center including a health plan as well as biomedical and clinical research portfolios. Prior to BMCHS, Ms. Kelly-Croswell was Senior Vice President, Human Resources at Vertex Pharmaceuticals, from July 2007 to June 2013, where she was part of the executive team evolving the company from an early stage biotech, to a fully commercialized pharmaceutical company.  Prior to Vertex, she served in senior leadership positions at Nitromed, CIGNA, and Monsanto Company. Ms. Kelly-Croswell began her career in a series of progressive HR positions at Frito-Lay, Inc. with a deeper focus in manufacturing. Ms. Kelly-Croswell received a B.S., Finance and M.A., Labor and Industrial Relations from the University of Illinois at Urbana-Champaign, and is a current and past board member for multiple non-profit boards of directors. The Board has concluded that Ms. Kelly Croswell possesses specific attributes that qualify her to serve as a member of our Board, including her experience as a global human resources executive, and involvement in rapid business growth environments and innovative organizations.

Nick Leschly, age 48, has served as a member of our Board since the Merger closed on August 28, 2017, and prior to that time served on the Private Synlogic board of directors since March 2016. Mr. Leschly has served as the Chief bluebird of bluebird bio, Inc., a publicly-traded clinical-stage biotechnology company, since September 2010.  Formerly a founding partner of Third Rock Ventures, L.P. since 2007, Mr. Leschly played an integral role in the overall formation, development and business strategy of several of Third Rock’s portfolio companies, including Agios Pharmaceuticals, Inc. and Edimer Pharmaceuticals, Inc. Prior to joining Third Rock, he worked at Millennium Pharmaceuticals, Inc. (now a subsidiary of Takeda), leading several early-stage drug development programs and served as the product and alliance leader for VELCADE®.  He received his B.S. in Molecular Biology from Princeton University and his M.B.A. from Wharton Business School. He serves on the board of Biotechnology Innovation Organization (BIO). He also serves on the advisory boards for Princeton University Molecular Biology Department and the Special Olympics of Massachusetts. The Board has concluded that Mr. Leschly possesses specific attributes that qualify him to serve as a member of our Board, including his experience in the venture capital industry and drug research and development.

Edward Mathers, age 61, has served as a member of our Board since October 2012. Mr. Mathers previously served on the Private Synlogic board of directors since July 2014. Since 2008, Mr. Mathers has been a General Partner at NEA, a private venture capital firm focusing on technology and healthcare investments. Mr. Mathers serves on the board of directors of the following publicly-traded pharmaceutical companies: ObsEva SA, Trevi Therapeutics, Akouos, Inc, Inozyme Pharma, Mirum Pharmaceuticals, Rhythm Pharmaceuticals, Inc., and Reneo Pharmaceuticals, Inc. Mr. Mathers also serves on the board of directors of several privately held companies. From 2002 to 2008, Mr. Mathers served as Executive Vice President, Corporate Development and Venture at MedImmune, Inc., a biopharmaceutical company, and led its venture capital subsidiary, MedImmune Ventures, Inc. Before joining MedImmune in 2002, Mr. Mathers was Vice President, Marketing and Corporate Licensing and Acquisitions at Inhale Therapeutic Systems, a biotechnology company. Previously, Mr. Mathers spent 15 years at Glaxo Wellcome, Inc. (GlaxoSmithKline), a pharmaceutical company, where he held various sales and marketing positions. Mr. Mathers received a B.S. in Chemistry from North Carolina State University. The Board has concluded that Mr. Mathers possesses specific attributes that qualify him to serve as a member our Board, including his experience with the healthcare and pharmaceutical industries and his broad management experience.

Richard P. Shea, age 69, has served as a member of our Board since the Merger closed on August 28, 2017. Mr. Shea served as the Chief Financial Officer of Syndax Pharmaceuticals, Inc. from February 2017 through July 2020. Mr. Shea previously served as a member of the Syndax Pharmaceuticals board of directors from January 2014 to February 2017. From July 2007 through December 2016, Mr. Shea served as Senior Vice President and Chief Financial Officer of Momenta Pharmaceuticals Inc., a publicly traded biotechnology company, and was its Vice President and Chief Financial Officer since October 2003. Prior to joining Momenta, Mr. Shea served as Chief Operating Officer and Chief Financial Officer of Variagenics Inc., a publicly traded pharmacogenomics company, that was merged with Hyseq Pharmaceuticals Inc., and as Vice President, Finance of Genetics Institute, Inc., a publicly traded biotechnology company, which was acquired by Wyeth Pharmaceuticals, Inc., which was then acquired by Pfizer, Inc. Mr. Shea received an A.B. from Princeton University and an M.B.A. from the Public Management Program at Boston University. The Board has concluded Mr. Shea possesses specific attributes that qualify him to serve as a member of our Board, including his experience with the healthcare and pharmaceutical industries and his broad life sciences industry knowledge.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2020, Synlogic’s Board held four meetings, and the various committees of the Board met a total of sixteen times. All directors attended at least 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during fiscal 2020. Synlogic’s annual meeting was held on June 4, 2020 and all of Synlogic’s eight directors attended the meeting. We encourage our directors to attend the annual meeting.

Audit Committee. Synlogic’s Audit Committee met seven times during fiscal 2020. This committee currently has four members, Richard P. Shea (Chairman), Peter Barrett, Michael Burgess and Michael Heffernan. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by the Nasdaq Stock Market, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Shea is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

A copy of the Audit Committee’s written charter is publicly available on our website at www.synlogictx.com.

Compensation Committee. Synlogic’s Compensation Committee met three times during fiscal 2020. This committee currently has three members, Lisa Kelly-Croswell (Chair), Nick Leschly and Ed Mathers. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers our 2015 Equity Incentive Award Plan, 2017 Stock Incentive Plan, and 2015 Employee Stock Purchase Plan. The Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and recommends corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and may approve the compensation of the executive officers, other than the Chief Executive Officer, whose compensation the Compensation Committee recommends to the Board, based on such evaluations. The Compensation Committee also recommends to the Board the issuance of stock options and other awards under our stock plans. The Board has delegated authority to our Chief Executive Officer to grant options to new hire employees as well as certain other employees in connection with their promotion who (i) are not then subject or who are reasonably expected to become subject to Section 16 of the Exchange Act, or (iii) persons then or who are reasonably expected to be “covered employees” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options within specified limits approved by the Board. All members of the Compensation Committee qualify as independent under the definition promulgated by the Nasdaq Stock Market.

The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. The Compensation Committee has engaged the services of Radford, a business unit of Aon plc (“Radford”), a national executive compensation consulting firm, to review and provide recommendations concerning all of the components of the Company’s executive compensation program. Radford performs services solely on behalf of the Compensation Committee and has no relationship with the Company or management except as it may relate to performing such services. Radford assists the Committee in defining the appropriate market of the Company’s peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group each year. Radford also assists the Committee in benchmarking our director compensation program and practices against those of our peers. In compliance with the SEC and the corporate governance rules of the Nasdaq Stock Market, Radford provided the Compensation Committee with a letter addressing each of the six independence factors. Their responses affirm the independence of Radford and the partners, consultants, and employees who service the Compensation Committee on executive compensation matters and governance issues.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.synlogictx.com.

Nominating and Governance Committee. Synlogic’s Nominating and Governance Committee met six times during fiscal 2020. This committee currently has three members, Michael Heffernan (Chairman), Peter Barrett and Patricia Hurter. Our Board has determined that all members of the Nominating and Governance Committee qualify as independent under the definition promulgated by the Nasdaq Stock Market. The Nominating and Governance Committee’s responsibilities are set forth in the Nominating and Governance Committee’s written charter and include: identification of qualified candidates to become Board members consistent with criteria approved by the Board; selection , or recommendation of selection to the Board, of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected); selection, or recommendation of selection to the Board, of candidates to fill any vacancies on the Board; evaluation of and recommendation to the Board of any changes to the authorized size of the Board; assignment and rotation of Board members to various Board committees; review and recommendation to the Board of revisions to the Corporate Governance Guidelines; oversight of the evaluation of the Board and its various committees; and assistance with the selection of candidates for future executive officers as well the promotion and changes in position of incumbent executive officers.

Generally, our Nominating and Governance Committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the Nominating and Governance Committee will evaluate a candidate’s qualifications in accordance with our Corporate Governance Guidelines. Threshold criteria include: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other members of the Board; diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized business or career experience relevant to the success of the Company; practical and mature business judgment, including the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. Our Nominating and Governance Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the Nominating and Governance Committee will consider issues of diversity among its members in identifying and considering nominees for director and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, business and career experience on the Board and its committees.

If a stockholder wishes to propose a candidate for consideration as a nominee for election to the Board, it must follow the procedures described in our bylaws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement. In general, persons recommended by stockholders will be considered in accordance with our Corporate Governance Guidelines. Any such recommendation should be made in writing to the Nominating and Governance Committee, care of our Secretary at our principal office and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:

•

all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

•	certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;
•	a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and
•	a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

•	certain biographical information concerning the proposed nominee;
•	all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;
•	certain information about any other security holder of the Company who supports the proposed nominee;
•	a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and
•	additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures required by our Bylaws.

A copy of the Nominating and Governance Committee’s written charter is publicly available on the Company’s website at www.synlogictx.com.

Board Leadership Structure and Role in Risk Oversight

Leadership Structure of the Board

Our Board has separated the positions of Chairman of the Board and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of our Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to such position in the current business environment, as well as the commitment required to serve as Chairman of our Board, particularly as the Board’s oversight responsibilities continue to grow. While our bylaws and corporate governance guidelines do not require that the Chairman and Chief Executive Officer positions be separate, our Board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for us currently. Our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with our Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and the Audit Committee is responsible for overseeing our major financial risk exposures and the steps management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-persons transactions. Our Nominating and Governance Committee monitors the effectiveness of our corporate governance. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (617) 401-9975. However, any stockholders who wish to address questions regarding our business directly with the Board, or any individual director, should direct his or her questions in writing to the Chairman of the Board at Synlogic, Inc., 301 Binney Street, Suite 402, Cambridge MA 02142. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as: junk mail and mass mailings, resumes and other forms of job inquiries, surveys, and solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information regarding our executive officers who are not also directors as of April 1, 2021. We have employment or consulting agreements with each of our executive officers.

Name	Age	Position
Antoine Awad	41	Chief Operating Officer
Gregg Beloff	53	Interim Chief Financial Officer
Richard Riese, M.D., Ph.D.	58	Chief Medical Officer

Antoine (Tony) Awad, age 41, joined Synlogic as a consultant in October 2018 and became a full-time employee in December 2018 as Head of Technical Operations and has served as Synlogic’s Chief Operating Officer since July 2020.  He is responsible for process sciences and manufacturing functions for the Company, as well as operations, information technology and facilities. Mr. Awad has over 17 years of experience in the biotechnology and pharmaceutical industry with substantial and notable experience in the development and manufacturing of multiple modalities of novel therapeutics from pre-IND studies through global commercialization. Mr. Awad resides as an advisor to the board of directors and executive team of Verseau, the macrophage company.  Prior to joining Synlogic, Mr. Awad was most recently at Abpro Therapeutics and served as Senior Vice President of CMC and Operations, from October 2017 to October 2018, where he was responsible for the development of bi-specific antibodies for oncology focused therapeutics while leading corporate operational functions, including HR, IT and facilities. Prior to that, from March 2017 to May 2017, he served as Senior Vice President of Technical Operations and Manufacturing at L.E.A.F. Pharmaceuticals focused on developing small molecules and nanotechonology based drugs for solid tumors. Previously, Mr. Awad held positions of increasing responsibilities over a ten-year period at Merrimack Pharmaceuticals, from August 2007 to March 2017. As Head of Process Sciences & Manufacturing, Mr. Awad led CMC development, manufacturing and approval of ONIVYDE® for treatment of advanced pancreatic cancer and transitioned to Ipsen Bioscience to integrate and lead commercial manufacturing of ONIVYDE®. Mr. Awad has broad experience in partnerships, collaboration and M&A, most notably with Sanofi, Baxalta/Shire plc, Actavis Pharma/Teva Pharmaceutical Industries and Ipsen Bioscience. Mr. Awad is a graduate of Boston University and holds degree in biochemistry and molecular biology, and conducted graduate research at Boston University School of Dental Medicine.

Gregg D. Beloff, age 53, has served as our Interim Chief Financial Officer since October 2019.  Since September 2011, Mr. Beloff has served as a co-founder and Managing Director of Danforth Advisors, a consulting firm specializing in providing financial and strategic support to life sciences companies. In addition to his consulting for clients, Mr. Beloff previously served as the Chief Financial Officer of five public and multiple privately held companies. In these roles, he managed finance, accounting, corporate communications, human resources, information technology, facilities, legal, intellectual property, business development, and manufacturing functions. Mr. Beloff holds an M.B.A. from Carnegie Mellon University, a J.D. from the University of Pittsburgh School of Law, and a B.A. in History from Middlebury College.

Dr. Richard Riese, age 58, has served as Synlogic’s Chief Medical Officer since September 2019 and is responsible for the oversight and direction of the company’s clinical development strategy and operations. Dr. Riese is a physician scientist with over 15 years of experience in the pharmaceutical industry. From 2017 to August 2019, he served as vice president, clinical development at Alnylam Pharmaceuticals where he led clinical development projects in several areas across Alnylam’s rare disease portfolio. From 2014 to 2017, he served as head of translational clinical sciences in the Research Unit at Alexion, where he was responsible for the clinical development strategy of all compounds from discovery to proof-of-concept. In addition, at Alexion Dr. Riese played a key role in the approval of Strensiq (asfotase alfa), a transformative medicine for patients suffering from hyperphosphatasia. Dr. Riese started his industry career in clinical development at Pfizer where he led the clinical safety strategy for FDA approval of Xeljanz (tofacitinib) for patients with rheumatoid arthritis. He earned a Ph.D. in biophysics and an M.D. from the Medical College of Wisconsin, and a B.S. in mathematics from the University of Wisconsin-Madison. Dr. Riese carried out his residency training in internal medicine at Brigham and Women’s Hospital in Boston and achieved certification by the American Boards of Pulmonary and Critical Care Medicine, and Internal Medicine.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table presents information regarding the total compensation paid or accrued during the last two fiscal years for (1) our Chief Executive Officer and (2) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2020 (collectively the “Named Executive Officers”).

	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Total ($)
Aoife M. Brennan, MB, BCh, BAO, MMSc	2020	550,000	—	78,710	204,773	261,300	1,094,783
President and Chief Executive Officer	2019	505,000	—	19,920	1,036,650	232,300	1,793,870
Richard Riese, M.D., Ph.D.	2020	414,000	—	22,950	59,675	157,320	653,945
Chief Medical Officer	2019	116,665	50,000	19,920	254,336	42,500	483,421
Antoine Awad (5)	2020	359,000	—	29,750	168,931	159,424	717,105
Chief Operating Officer	2019	324,984	—	19,920	367,796	96,000	808,700

(1)	The amount reported for Dr. Riese represents a signing bonus received in connection with the commencement of employment.
(2)

The amounts reported represent the aggregate grant date fair value of restricted stock awards granted as estimated pursuant to FASB ASC 718, Compensation—Share based compensation (ASC 718). See Note 9 of the Company’s Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020 for the assumptions used in calculating this amount.

(3)

The amounts reported represent the aggregate grant date fair value of option awards granted as estimated pursuant to FASB ASC 718, Compensation—Share based compensation (ASC 718). See Note 9 of the Company’s Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020 for the assumptions used in calculating this amount.

(4)

The amounts reported represent bonuses paid based on the Board’s determination of achievement of pre-established performance criteria as outlined in each individual employment agreement for the years ended December 31, 2020 and 2019, as indicated.

(5)	Mr. Awad’s 2020 option awards include an equity grant in connection with his promotion to Chief Operating Officer in July 2020.

Narrative Disclosure to Summary Compensation Table

Historically, the Company’s executive compensation program has reflected our innovative and growth-oriented corporate culture and is designed to attract, retain and incentivize and align executives with both short- and long-term company objectives. To date, the compensation of the Company’s Chief Executive Officer and our other executive officers has consisted of a combination of base salary, cash bonuses and long-term incentive compensation paid in the form of equity. The named executive officers, like all full-time employees, are eligible to participate in the Company’s health and welfare benefit plans. The Company will continue to evaluate its compensation values and philosophy and compensation plans and arrangements as circumstances require. The Company will review executive compensation from time to time at the discretion of the Compensation Committee. As part of this review process, the Board and Compensation Committee will apply the values and philosophy, while considering the compensation levels needed to ensure the organization’s executive compensation program remains competitive and aligns incentives with the goals of the organization.

Base Salary

In March 2021, the Compensation Committee and the Board approved an annual increase in base salaries for certain employees effective as of January 1, 2021, resulting in an annual base salary of $569,500 for Dr. Brennan, an annual base salary of $426,420 for Dr. Riese, and an annual base salary of $391,040 for Mr. Awad.

Annual Bonuses

The Company’s employment agreements with its executive officers provide for the opportunity to earn a cash bonus based upon achievement of both corporate and individual goals determined by the Board based on a target percentage of annual base salary. In March 2021, the Board awarded Dr. Brennan a cash bonus of $261,300, which represented 48.0% of her annual base salary, in recognition of her services provided in the year ended December 31, 2020 and in accordance with the terms of her employment agreement and bonus assessment. In March 2021, the Compensation Committee awarded Dr. Riese a cash bonus of $157,320, which represented 38.0% of his annual base salary in recognition of his services provided in the year ended December 31, 2020 and in accordance with the terms of his employment agreement and bonus assessment. In March 2021, the Compensation Committee awarded Mr. Awad a cash bonus of $159,424, which represented 42.0% of his annual base salary in recognition of his services provided in the year ended December 31, 2020 and in accordance with the terms of his employment agreement and bonus assessment.

2021 Stock Awards

In 2021, in connection with the Compensation Committee and the Board’s assessment of 2020 performance, the Company granted the following options to its current named executive officers: Dr. Brennan was granted an option to purchase 285,000 shares of common stock, Dr. Riese was granted an option to purchase 70,000 shares of common stock, and Mr. Awad was granted an option to purchase 70,000 shares of common stock, with each option having an exercise price of $3.50 per share and subject to vesting at a rate of 1/48th of the total number of shares subject thereto per month over four years. Additionally, Dr. Brennan was granted 17,500 shares of restricted common stock, Dr. Riese was granted 17,500 shares of restricted common stock, and Mr. Awad was granted 17,500 shares of restricted common stock, each subject to vesting in equal annual installments over four years.

Outstanding Equity Awards at Fiscal Year End

The following table presents the outstanding equity awards held by each of the named executive officers as of December 31, 2020. All equity awards set forth in the table below were granted under the 2015 Stock Incentive Plan except for the awards with a grant date of May 15, 2017 which were granted under the 2017 Equity Incentive Award Plan.

			Option Awards				Stock Awards
		Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)
Aoife M. Brennan, MB, BCh, BAO, MMSc	(2)	5/15/2017	37,152	4,338	$ 13.53	5/15/2027
President and Chief Executive Officer		5/15/2017	42,413	—	$ 13.53	5/15/2027
	(3)	3/14/2018	38,478	17,522	$ 9.95	3/14/2028
	(4)	6/5/2018	33,750	20,250	$ 9.55	6/5/2028
	(5)	10/31/2018	81,250	68,750	$ 7.91	10/31/2028
	(6)	3/5/2019	80,937	104,063	$8.59	3/5/2029
	(7)	9/23/2019					8,000	17,280
	(8)	3/10/2020	30,880	154,420	$1.70	3/10/2030
	(9)	3/10/2020					46,300	100,008
Richard Riese, M.D., Ph.D.	(7)	9/23/2019					8,000	17,280
Chief Medical Officer	(10)	12/31/2019	46,875	103,125	$ 2.58	12/31/2029
	(8)	3/10/2020	9,000	45,000	$1.70	3/10/2030
	(9)	3/10/2020					13,500	29,160
Antoine Awad	(11)	9/23/2019					6,000	12,960
Chief Operating Officer	(12)	2/28/2019	27,490	27,510	$8.69	2/28/2029
	(6)	3/5/2019	4,368	5,632	$8.59	3/5/2029
	(8)	3/10/2020	11,664	58,336	$1.70	3/10/2030
	(9)	3/10/2020					17,500	37,800
	(13)	7/14/2020	7,290	62,710	$1.85	7/14/2030

(1)

The market value of the stock awards is determined by multiplying the number of shares by $2.16, the closing price of our common stock on the Nasdaq Market on December 31, 2020, the last trading day of our fiscal year.

(2)	The unvested shares under this option are scheduled to vest in approximately equal monthly installments through May 15, 2021.
(3)	The unvested shares under this option are scheduled to vest in approximately equal monthly installments through March 14, 2022.
(4)	The unvested shares under this option are scheduled to vest in approximately equal monthly installments through June 5, 2022.
(5)	The unvested shares under this option are scheduled to vest in approximately equal monthly installments through October 31, 2022.
(6)	The unvested shares under this option are scheduled to vest in approximately equal monthly installments through March 5, 2023.
(7)	The restricted shares under this award are scheduled to vest 100% on March 23, 2021.
(8)	The unvested shares under this option are scheduled to vest in approximately equal monthly installments starting April 1, 2020 through Aril 1, 2024.
(9)	The restricted shares under this award are scheduled to vest in equal annual installments starting April 1, 2020 through April 1, 2024.
(10)	The unvested shares under this option are scheduled to vest in approximately equal monthly installments through September 16, 2023.
(11)	The unvested restricted shares under this award are scheduled to vest 25% each on January 23, 2021, February 23, 2021, and March 23, 2021.
(12)	The unvested shares under this option are scheduled to vest in approximately equal monthly installments through December 17, 2022.
(13)	The unvested shares under this option are scheduled to vest in approximately equal monthly installments through July 1, 2024.

Synlogic Reorganization and Merger

Synlogic, LLC completed a corporate reorganization from an LLC to a corporation on May 15, 2017. As part of the reorganization, equity incentive awards granted by Synlogic, LLC were converted into equity incentive awards for shares of Private Synlogic common stock. Common units of Synlogic, LLC were converted one for one into shares of Private Synlogic common stock and incentive units of Synlogic, LLC were converted into a number of shares of Private Synlogic common stock equal to (x) the value of the appreciation of such incentive units between the date of grant and immediately prior to the reorganization divided by (y) the value of a share of Private Synlogic common stock on the date of such reorganization. To the extent that such shares of Private Synlogic common stock were unvested, they remained Private Synlogic restricted stock. All shares of Private Synlogic restricted stock were issued under the Private Synlogic 2017 Stock Incentive Plan which was assumed by the Company in the Merger and continue to vest on the same schedule as the original restricted stock awards.

All equity awards set forth above are set forth on a post-Merger basis. Pursuant to the terms of the Merger Agreement and after giving effect to the 1:7 reverse stock split, at the effective time of the Merger (the “Effective Time”), each outstanding share of capital stock of Private Synlogic was converted into the right to receive approximately 0.5532 shares of Company common stock on a post-Merger basis (the “Exchange Ratio”). In addition, at the Effective Time, the Company assumed all outstanding options to purchase shares of common stock of Private Synlogic, which were exchanged for options to purchase shares of the Company’s common stock, in each case appropriately adjusted based on the Exchange Ratio and all shares of Private Synlogic restricted stock were exchanged for shares of Company common stock in accordance with the Exchange Ratio and continue to vest on the same schedule as the original restricted stock awards.

Employment Agreements and Potential Payments Upon Termination of Employment or Change in Control

The Company has entered into employment agreements with each of our named executive officers as described below, as well as standard confidential information and/or inventions assignment agreements under which each of the named executive officers has agreed not to disclose confidential information. These employment agreements provide for “at will” employment.

Aoife M. Brennan, MB, BCh, BAO, MMSc

We originally entered into an employment agreement with Dr. Brennan in June 2016 that initially provided for a base salary of $345,000, subject to review and adjustment. Dr. Brennan’s base salary was subsequently increased to $349,036 for 2017 and $397,901 for 2018. Pursuant to the June 2017 amendment to the original employment agreement, Dr. Brennan was eligible to earn an annual cash incentive bonus of up to 30% of her base salary based on the achievement of corporate and/or individual performance goals, as determined by the Board. Dr. Brennan is also eligible to participate in the employee benefit plans available to employees, subject to the terms of those plans. In addition, Dr. Brennan’s original employment agreement, as amended, also provided her with a signing bonus of $85,000, plus a gross up for taxes to be paid on such compensation in connection with her commencement of employment.

In connection with her appointment as Interim President and Chief Executive Officer, we entered into an amendment to Dr. Brennan’s employment arrangement in June 2018, pursuant to which Dr. Brennan received (i) an additional cash payment of $6,400 per calendar month for the period which Dr. Brennan served as Interim President and Chief Executive Officer, (ii) a target bonus of 40% for the period which Dr. Brennan served as Interim President and Chief Executive Officer and (iii) a grant of an option to purchase an aggregate of 54,000 shares of the Company’s common stock at an exercise price of $9.55 (the fair market value on the date of the grant) which option vests in equal monthly installments for 48 months.

In connection with her appointment as President and Chief Executive Officer in October 2018, we entered into an amended and restated employment arrangement with Dr. Brennan (the “Amended and Restated Employment Agreement”), pursuant to which Dr. Brennan was entitled to receive (i) an annual base salary of $490,000 commencing as of October 2, 2018 (the “CEO Salary”), (ii) a target bonus of 40% of the CEO Salary and (iii) a one-time grant of an option to purchase an aggregate of 150,000 shares of common stock at an exercise price of $7.91 (the fair market value on the date of the grant), which option will vest as to one-fourth of the shares on the first anniversary of Dr. Brennan’s start date as President and Chief Executive Officer and as to the remainder in equal monthly installments for the following 36 months, continuing for so long as Dr. Brennan continues to serve as the Company’s President and Chief Executive Officer. In March 2019, the Board, upon recommendation of the Compensation Committee, approved an increase in Dr. Brennan’s base salary to $505,000, effective as of January 1, 2019, and an increase in the target annual cash bonus amount for 2019 for Dr. Brennan from 40% of base salary to 50% of base salary. In March 2021, the Board, upon recommendation of the Compensation Committee, approved an increase in Dr. Brennan’s base salary to $569,500, effective as of January 1, 2021.

The Amended and Restated Employment Agreement provides that, in the event that Dr. Brennan’s employment is terminated for any reason other than for “cause,” death or “disability,” or by Dr. Brennan for “good reason” (each as defined in the Amended and Restated Employment Agreement), she will be entitled to receive (i) continuing severance pay at a rate equal to 100% of her base salary, as then in effect, for a period of 12 months from the date of such termination, to be paid periodically in accordance with normal Company payroll practices; (ii) the right to continue health care benefits under COBRA, paid by the Company until the earlier of (a) 12 months from termination, or (b) the date on which Dr. Brennan becomes eligible for healthcare insurance with a subsequent employer, and (iii) a lump-sum payment equal to the prorated portion of the target bonus for the fiscal year in which Dr. Brennan is terminated.

The Amended and Restated Employment Agreement provides that, in the event Dr. Brennan’s employment is terminated on account of death, “disability,” resignation for “good reason” or without “cause,” in any case, within the 12-month period immediately following or the 30-day period immediately prior to a “change in control,” then Dr. Brennan’s outstanding unvested restricted stock and/or options shall become fully vested.

In addition, Dr. Brennan has entered into a non-solicitation and non-competition agreement that applies for 12 months following her employment.

Richard Riese, M.D., Ph.D.

We entered into an employment agreement with Dr. Riese in July 2019 as Chief Medical Officer, that initially provided for (i) an annual base salary of $400,000 commencing as of September 16, 2019 (the “Start Date”), (ii) a target bonus of 40% of his base salary based on the achievement of corporate and/or individual performance goals, as determined by the Board, (iii) a one-time grant of an option to purchase an aggregate of 150,000 shares of common stock at an exercise price of $2.58 (the fair market value on the date of the grant), which option will vest as to one-fourth of the shares on the first anniversary of Dr. Riese’s start date as Chief Medical Officer and as to the remainder in equal monthly installments for the following 36 months, continuing for so long as Dr. Riese continues to serve as the Company’s Chief Medical Officer, and (iv) a sign-on bonus in the amount of $50,000, less any applicable withholding or other taxes, payable in the first quarter of 2020.

In March 2021, the Board, upon recommendation of the Compensation Committee, approved an increase in Dr. Riese’s base salary to $426,420, effective as of January 1, 2021.

Dr. Riese’s employment agreement provides that, in the event that Dr. Riese’s employment is terminated for any reason other than for “cause,” death or “disability,” or by Dr. Riese for “good reason” (each as defined in his employment agreement), he will be entitled to receive (i) continuing severance pay at a rate equal to 100% of his base salary, as then in effect, for a period of six months from the date of such termination, to be paid periodically in accordance with normal Company payroll practices; (ii) the right to continue health care benefits under COBRA, paid by the Company until the earlier of (a) six months from termination, or (b) the date on which Dr. Riese becomes eligible for healthcare insurance with a subsequent employer, and (iii) a lump-sum payment equal to the prorated portion of the target bonus for the fiscal year in which Dr. Riese is terminated.

Dr. Riese’s employment agreement provides that, in the event Dr. Riese’s employment is terminated on account of death, “disability,” resignation for “good reason” or without “cause,” in any case, within the 12-month period immediately following or the 30-day period immediately prior to a “change in control,” then Dr. Riese’s outstanding unvested restricted stock and/or options shall become fully vested.

In addition, Dr. Riese has entered into a non-solicitation and non-competition agreement that applies for 12 months following his employment.

Antoine Awad

We entered into an employment agreement with Mr. Awad in December 2018 as Head of Technical Operations, which initially provided for (i) an annual base salary of $325,000 commencing as of December 17, 2018 (the “Start Date”), (ii) a target bonus of 30% of his base salary based on the achievement of corporate and/or individual performance goals, as determined by the Board, (iii) a one-time grant of an option to purchase an aggregate of 55,000 shares of common stock at an exercise price of $8.69 (the fair market value on the date of the grant), which option will vest as to one-fourth of the shares on the first anniversary of Mr. Awad’s start date as Head of Technical Operations and as to the remainder in equal monthly installments for the following 36 months, continuing for so long as Mr. Awad continues to serve as the Company’s Head of Technical Operations, and (iv) a sign-on bonus in the amount of $25,000, less any applicable withholding or other taxes, paid out by December 31, 2018.

In connection with his appointment as Chief Operating Officer in July 2020, the Board, upon recommendation of the Compensation Committee, approved: (1) an increase in Mr. Awad’s base salary to $376,000, effective as of July 1, 2020, (ii) a target bonus of 40% and (iii) a grant of an option to purchase an aggregate of 70,000 shares of the Company’s common stock at an exercise price of $1.85 (the fair market value on the date of the grant) which option vests in equal monthly installments for 48 months. In March 2021, the Board, upon recommendation of the Compensation Committee, approved an increase in Mr. Awad’s base salary to $391,040, effective as of January 1, 2021.

Mr. Awad’s employment agreement provides that, in the event that Mr. Awad’s employment is terminated for any reason other than for “cause,” death or “disability,” or by Mr. Awad for “good reason” (each as defined in his employment agreement), he will be entitled to receive (i) continuing severance pay at a rate equal to 100% of his base salary, as then in effect, for a period of six months from the date of such termination, to be paid periodically in accordance with normal Company payroll practices; (ii) the right to continue health care benefits under COBRA, paid by the Company until the earlier of (a) six months from termination, or (b) the date on which Mr. Awad becomes eligible for healthcare insurance with a subsequent employer, and (iii) a lump-sum payment equal to the prorated portion of the target bonus for the fiscal year in which Mr. Awad is terminated.

Mr. Awad’s employment agreement provides that, in the event Mr. Awad’s employment is terminated on account of death, “disability,” resignation for “good reason” or without “cause,” in any case, within the 12-month period immediately following or the 30-day period immediately prior to a “change in control,” then Mr. Awad’s outstanding unvested restricted stock and/or options shall become fully vested.

In addition, Mr. Awad has entered into a non-solicitation and non-competition agreement that applies for 12 months following his employment.

The following definitions apply to Dr. Brennan’s, Dr. Riese’s and Mr. Awad’s employment agreements:

“Cause” is defined as the executive’s (i) conviction of a felony, plea of guilty or “no contest” to a felony, or confession of guilt to a felony, in each case whether or not in connection with the performance of the executive’s duties to the Company,; (ii) act or omission which constitutes willful misconduct or negligence that results in loss, damage or injury to the Company or its prospects, including, but not limited to (A) disloyalty, dishonesty or a breach of fiduciary duty to the Company or Stockholders, (B) theft, fraud, embezzlement or other illegal conduct, or (C) deliberate disregard of a rule or policy of the Company; (iii) failure, refusal or unwillingness to perform, to the reasonable satisfaction of the Board determined in good faith, any duty or responsibility assigned to the executive, which failure of performance continues for a period of more than two weeks after written notice thereof has been provided by the Board, setting forth in reasonable detail the nature of such failure of performance; or (iv) the material breach by the executive of any of the provisions of the employment agreement or its related agreements.

“Good reason” is defined as a resignation that occurs within 30 days following: (i) a change in the principal location at which the executive provides services to the Company beyond 50 miles from Cambridge, Massachusetts; (ii) a reduction in the executive’s compensation or a material reduction in the executive’s benefits, except such a reduction in connection with a general reduction in compensation or other benefits of all senior executives of the Company; (iii) a material breach of the executive’s employment agreement by the Company that has not been cured within 10 days after written notice thereof by the executive; or (iv) a failure by the Company to obtain the assumption of the employment agreement by any successor of the Company.

“Disability” is defined as the executive’s inability, due to physical or mental illness or disease, to perform the functions then performed by the executive for 180 consecutive days, accompanied by the likelihood, in the opinion of a physician chosen by the Company and reasonably acceptable to the executive, that the executive will be unable to perform such functions within the reasonably foreseeable future, provided that the foregoing definition shall not include a disability for which the Company is required to provide reasonable accommodation pursuant to the Americans with Disabilities Act or other similar statute or regulation.

“Change in control” is defined as (i) the sale of the Company by merger in which the stockholders in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); (ii) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (iii) any other acquisition of the business of the Company, as determined by the board of directors in its sole discretion. For the avoidance of doubt, in no event shall a bona fide equity or debt financing, including a financing in which greater than 50% of the Company’s outstanding equity securities are acquired by a third-party, be deemed a “change in control.”

Other Benefits

Executive officers are eligible to participate in all of the Company’s employee benefit plans, including life insurance, medical, dental and vision, a 401(k)-retirement plan, an Employee Stock Purchase Plan (ESPP), and a flex spending account plan. We also provide paid-time-off benefits to all similarly-situated employees.

SYNLOGIC DIRECTOR COMPENSATION

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2020 to each of our non-employee directors. Directors who are employed by us are not compensated for their service on our Board.

	Fees Earned or Paid in Cash	Option Awards (1)
	($)	($)
Peter Barrett, Ph.D. (2)	85,807	22,701
Michael Burgess, MB, CHB, Ph.D. (3)	40,680	71,481
Michael Heffernan (4)	2,609	47,933
Patricia Hurter, Ph.D. (3)	44,000	22,701
Chau Khuong (5)	45,000	22,701
Nick Leschly (6)	45,000	22,701
Edward Mathers (5)	54,297	22,701
Richard P. Shea (5)	55,000	22,701

(1)

The amount reported represents the aggregate grant date fair value of option awards granted as estimated pursuant to FASB ASC 718, Compensation—Share based compensation (ASC 718). See Note 9 of the Company’s Financial Statement included in our Annual Report on Form 10-K for the year ended December 31, 2020 for the assumptions used in calculating this amount. Pursuant to the Amended and Restated Non-Employee Director Compensation Program each non-employee director was granted an option to purchase 15,000 shares of our common stock in June 2020.

(2)

Dr. Barrett elected to receive his 2020 compensation in the form of a stock grant pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Program. Dr. Barrett had 134,147 option awards outstanding at December 31, 2020.

(3)	Dr. Burgess and Dr. Hurter each had 45,000 option awards outstanding at December 31, 2020.
(4)	Mr. Heffernan had 30,000 options outstanding at December 31, 2020.
(5)	Mr. Khuong, Mr. Mathers and Mr. Shea each had 55,000 option awards outstanding at December 31, 2020.
(6)	Mr. Leschly had 73,967 option awards and 23,150 restricted shares outstanding at December 31, 2020.

Pursuant to our Amended and Restated Non-Employee Director Compensation Program, which was effective as of January 1, 2020, our non-employee directors are entitled to receive cash compensation, paid quarterly in arrears, as follows:

•	Each non-employee director receives an annual cash retainer in the amount of $40,000 per year.
•	Any non-employee Chairman receives an additional annual cash retainer in the amount of $30,000 per year.
•

The chairperson of the Audit Committee receives additional annual cash compensation in the amount of $15,000 per year for such chairperson’s service on the Audit Committee. Each non-chairperson member of the Audit Committee receives additional annual cash compensation in the amount of $7,500 per year for such member’s service on the Audit Committee.

•

The chairperson of the Compensation Committee receives additional annual cash compensation in the amount of $12,000 per year for such chairperson’s service on the Compensation Committee. Each non-chairperson member of the Compensation Committee receives additional annual cash compensation in the amount of $5,000 per year for such member’s service on the Compensation Committee.

•

The chairperson of the Nominating and Corporate Governance Committee receives additional annual cash compensation in the amount of $8,000 per year for such chairperson’s service on the Nominating and Corporate Governance Committee. Each non-chairperson member of the Nominating and Corporate Governance Committee receives additional annual cash compensation in the amount of $4,000 per year for such member’s service on the Nominating and Corporate Governance Committee.

Under the Amended and Restated Director Compensation Program, upon a director’s initial appointment or election to our Board, such non-employee director will receive an option (the Initial Grant) to purchase 30,000 shares of our common stock (subject to adjustment as provided in the applicable equity plan).In addition, each non-employee director who has been serving as a director for at least three months prior to any annual stockholder meeting and will continue to serve as a director immediately following such annual stockholder meeting will be automatically granted, on the date of such annual stockholder meeting, an option (the Annual Grant) to purchase 15,000 shares of our common stock (subject to adjustment as provided in the applicable equity plan).The Initial Grant will vest in substantially equal installments on each of the first three anniversaries of the applicable grant date, subject to continued service through each applicable vesting date, and the Annual Grant will vest in full on the earlier of the first anniversary of the applicable grant date or immediately prior to the next annual stockholder meeting after the applicable grant date, subject to continued service through such vesting date. In addition, pursuant to the terms of the Amended and Restated Director Compensation Program, all equity awards outstanding and held by a non-employee director will vest in full immediately prior to the occurrence of a change in control.

We reimburse our non-employee directors for all reasonable and customary business expenses incurred providing services to us in accordance with Company policy.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2020.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	3,129,657	$5.45	969,761
Equity compensation plans not approved by security holders (2)	226,216	$13.53	575,831
Total	3,355,873	$5.99	1,545,592

(1)	Consists of the 2015 Equity Incentive Award Plan and the Synlogic, Inc. 2015 Employee Stock Purchase Plan, as amended.
(2)	Consists of the Synlogic 2017 Stock Incentive Plan.

Summary Description of the Company’s 2015 Equity Incentive Award Plan

In August 2015, the Company adopted the Mirna 2015 Equity Incentive Award Plan (the “2015 Plan”). The terms of the 2015 Plan provide for the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, deferred stock awards, dividend equivalent awards, stock payment awards, performance awards and other stock-based awards. Stock options may be granted under the 2015 Plan with an exercise price not less than 100% of the fair market value of the common stock on the date of grant. Stock options under the 2015 Plan may be granted with terms of up to ten years. The total number of shares of the Company’s common stock initially reserved for issuance under the 2015 Plan was equal to the sum of (i) 238,828 shares, plus (ii) any shares subject to awards under the Mirna Therapeutics, Inc. 2008 Long Term Incentive Plan that, on or after September 30, 2015, terminate, expire or lapse for any reason, up to a maximum of 116,951 shares. Additionally, the number of shares of common stock that may be issued under the 2015 Plan automatically increase on each January 1, beginning with January 1, 2016, and continuing until January 1, 2025 by an amount equal to the lesser of (i) 5% of the number of outstanding shares of common stock on that date and (ii) an amount determined by the Board; provided, however, that no more than 2,000,000 shares will be issued under the 2015 Plan as incentive stock options. As of December 31, 2020, 636,136 shares of common stock were available for future grants under the 2015 Plan.

Summary Description of the Company’s Non-Stockholder Approved Equity Compensation Plan

Private Synlogic adopted the Synlogic, Inc. 2017 Stock Incentive Plan (the “2017 Plan”) on May 11, 2017. The 2017 Plan will expire in 2027. Pursuant to the 2017 Reorganization, Private Synlogic issued restricted common stock awards under the 2017 Plan to replace the canceled incentive units pursuant to the termination of the 2015 LLC Plan. In addition, Private Synlogic also issued stock options to certain employees prior to the Merger. Pursuant to the Merger Agreement, each restricted common stock award of Private Synlogic under the 2017 Plan that was outstanding immediately prior to the Merger and each option to purchase common stock of Private Synlogic under the 2017 Plan that was outstanding and unexercised immediately prior to the Merger was converted into and became restricted common stock and options to purchase shares of the Company’s common stock, respectively, based on the merger exchange ratio of 0.5532. In connection with the Merger, the Company assumed the 2017 Plan. The Board is authorized to administer the 2017 Plan. In addition, the Board or any committee to which the Board delegates authority may, with the consent of the affected plan participants, re-price or otherwise amend outstanding awards consistent with the terms of the 2017 Plan.

Upon a merger, consolidation or sale of all or substantially all of our assets, the Board or any committee to which the Board delegates authority, or the Board of any corporation assuming our obligations, may, in its sole discretion, take any one or more of the following actions pursuant to the 2017 Plan, as to some or all outstanding awards, to the extent not otherwise agreed under any individual agreement provide that outstanding options will be assumed or substituted for options of the successor corporation; provide that the outstanding options must be exercised within a certain number of days, either to the extent the options are then exercisable, or at the Board’s discretion, any such options being made partially or fully exercisable; terminate outstanding options in exchange for a cash payment of an amount equal to the difference between (a) the consideration payable upon consummation of the corporate transaction to a holder of the number of shares into which such option would have been exercisable to the extent then exercisable, or in the Board’s discretion, any such options being made partially or fully exercisable, and (b) the aggregate exercise price of those options; provide that outstanding stock grants will be substituted for shares of the successor corporation or consideration payable with respect to our outstanding stock in connection with the corporate transaction; and terminate outstanding stock grants in exchange for payment of an amount equal to the consideration payable upon consummation of the corporate transaction to a holder of the same number of shares comprising the stock grant, to the extent the stock grant is no longer subject to any forfeiture or repurchase rights, or at the Board’s discretion, all forfeiture and repurchase rights being waived upon the corporate transaction. For purposes of determining such payments, in the case of a corporate transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair market value thereof as determined in good faith by the Board.

Summary Description of the Company’s 2015 Employee Stock Purchase Plan

The 2015 Employee Stock Purchase Plan (“ESPP”) was adopted by Mirna in 2015 and allows eligible employees to purchase shares of the Company’s common stock at a discount through payroll deductions of up to 15% of their eligible compensation, subject to any plan limitations.  The ESPP generally provides for set offering periods, and at the end of each offering period, employees are able to purchase shares at 85% of the lower of the fair market value of the Company’s common stock on the first trading day of the offering period or on the last trading day of the offering period.  The Company suspended the ESPP in 2017. In December 2019, the Board reactivated the ESPP and approved an amendment to the ESPP to (i) reduce the permitted aggregate yearly payroll deduction and maximum number of shares of the Company’s common stock that a participant may purchase per offering period under the ESPP and (ii) establish a period for enrollment for eligible participants. The reactivation of the ESPP was effective immediately. The Company’s executive officers are eligible to participate in the ESPP.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board, which consists entirely of directors who meet the independence and experience requirements of Nasdaq, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.synlogictx.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of KPMG LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2020, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management and KPMG LLP, our independent registered public accounting firm;
•	Discussed with KPMG LLP the matters required to be discussed in accordance with PCAOB Auditing Standard No. 1301- Communications with Audit Committees; and
•

Received written disclosures and the letter from KPMG LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP communications with the Audit Committee and the Audit Committee further discussed with KPMG LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Members of the Synlogic Audit Committee: Richard P. Shea, Peter Barrett, Michael Burgess and Michael Heffernan

DELINQUENT SECTION 16(a) REPORTS

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis, except that one report, covering one transaction, was filed late by Peter Barrett.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Company, arising out of the person’s services as a director or executive officer.

Change of Control and Severance Benefits Agreements

See the section entitled “Employment Agreements and Potential Payments Upon Termination of Employment or Change in Control” in this proxy statement.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

ELECTION OF DIRECTORS

(Notice Item 1)

On March 10, 2021, the Board nominated Nick Leschly and Michael Burgess for election at the annual meeting. Our Board currently consists of ten members, classified into three classes as follows: (1) Chau Khuong, Nick Leschly and Michael Burgess constitute a class with a term ending at the 2021 annual meeting, (2) Aoife Brennan, Patricia Hurter and Richard P. Shea constitute a class with a term ending at the 2022 annual meeting, and (3) Peter Barrett, Edward Mathers, Michael Heffernan and Lisa Kelly-Croswell constitute a class with a term ending at the 2023 annual meeting. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.  Mr. Khuong will continue to serve as a director through the end of his term, which concludes at the 2021 annual meeting of stockholders. Mr. Khuong will not stand for re-election at the end of his current term.

The Board has voted to nominate Nick Leschly and Michael Burgess for election at the annual meeting for a term of three years to serve until the 2024 Annual Meeting of Stockholders, and until their respective successors are elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Nick Leschly and Michael Burgess. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted for each nominee at the Meeting is required to elect each nominee as a director.

THE BOARD RECOMMENDS THE ELECTION OF NICK LESCHLY AND MICHAEL BURGESS AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

(Notice Item 2)

We are seeking your advisory vote as required by Section 14A of the Exchange Act on the approval of the compensation of our named executive officers as described in the compensation tables and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on our compensation committee or our board of directors. However, the compensation committee and the board of directors will review the voting results and take them into consideration when making future decisions regarding executive compensation. At our annual meeting, we will also be holding an advisory vote to determine the frequency upon which to approve the compensation of our named executive officers, and the next such advisory vote will occur depending on the results of the voting on such proposal.

Our compensation philosophy is designed to align each executive’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success.  Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our peer companies.

In accordance with the rules of the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2021 annual meeting:

“RESOLVED, that the compensation paid to the named executive officers of Synlogic, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”

The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting is required to approve, on an advisory basis, this resolution.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

ADVISORY VOTE ON APPROVAL OF THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

(Notice Item 3)

We are seeking your input with regard to the frequency of holding future stockholder advisory votes on the compensation of our named executive officers. In particular, we are asking whether the advisory vote on the compensation of our named executive officers (Notice Item 2) should occur every year, every two years or every three years.  Because your vote is advisory, it will not be binding on our compensation committee or our board of directors.  However, the compensation committee and our board of directors will review the voting results and take them into consideration when making future decisions regarding how frequently it should present the advisory vote on the compensation of our named executive officers to our stockholders.

The compensation committee, board of directors and management believe that it is appropriate and in our best interests for our stockholders to vote in favor of an annual advisory vote on the compensation of our named executive officers. An advisory vote each year will permit our stockholders to provide annual feedback to us on our compensation policies, practices and compensation awards for our named executive officers. This is consistent with our policy of giving stockholders the opportunity to voice concerns with management or our board of directors. An annual advisory vote will give the board of directors, the compensation committee and management more timely feedback from the stockholders to allow us to evaluate and adjust, when we consider appropriate, the compensation of our named executive officers.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove our board of directors’ recommendation.  The affirmative vote of a majority of the shares voted for this proposal — every year, every two years or every three years — will be the frequency approved, on an advisory basis, by our stockholders.  However, because the vote on the frequency of holding future advisory votes on the compensation of our named executive officers is not binding, if none of the frequency options receives a majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF HOLDING A VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY YEAR, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH FREQUENCY UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY CARD.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 4)

The Audit Committee has appointed KPMG LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2021. The Board proposes that the stockholders ratify this appointment. KPMG LLP audited our financial statements for the fiscal year ended December 31, 2020. We expect that representatives of KPMG LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint KPMG LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with KPMG LLP and concluded that KPMG LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2021.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2020, and December 31, 2019, and fees billed for other services rendered by KPMG LLP during those periods.

	2020	2019
Audit fees: (1)	$ 631,000	$ 560,939
Audit related fees: (2)	—	—
Tax fees: (3)	21,535	65,000
Total	$ 652,535	$ 625,939

(1)

Audit fees in 2020 and 2019 were for professional fees rendered for the audits of our financial statements, including accounting consultation, and reviews of quarterly financial statements, as well as for services that are normally provided in connection with regulatory filings or engagements, including comfort letters.

(2)	There were no audit related fees in 2020 or 2019.
(3)

Tax fees in 2020 and 2019 were for professional fees rendered for matters related to filing our federal and state tax returns and Global mobility services, and 2019 included professional fees for documentation of our research and development credit and tax compliance and reporting.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.

Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attestation services and consultation regarding financial accounting and/or reporting standards.

2.

Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.

Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.	Other Fees are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of KPMG LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

THE BOARD RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a code of business conduct and ethics that applies to all of our employees, including our Chief Executive Officer and Chief Financial and Accounting Officers. The text of the code of business conduct and ethics is posted on our website at www.synlogictx.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of the Nasdaq Stock Market.

OTHER MATTERS

The Board knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2022 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 27, 2021. To be considered for presentation at the 2022 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than 120 days prior to the date that is one year from this year’s meeting date and no later than 90 days prior to the date that is one year from this year’s meeting date. Therefore, to be presented at our 2022 Annual Meeting of Stockholders, such a proposal must be received on or after February 9, 2022 but no later than March 11, 2022. Proposals that are not received in a timely manner will not be voted on at the 2021 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Company Secretary, Synlogic, Inc., 301 Binney Street, Suite 402, Cambridge MA 02142.

Cambridge, MA April 27, 2021

VOTE BY INTERNET  SYNLOGIC, INC.  301 BINNEY ST, SUITE 402  CAMBRIDGE, MA 02142  D48848-P51572 For All Except  For All  Withhold All  SYNLOGIC, INC.  To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.  The Board of Directors recommends you vote FOR the following:  1. Election of Class III Directors  Nominees:  01) Nick Leschly  02) Mike Burgess, MB, CHB, Ph.D.  For  Against  Abstain  The Board of Directors recommends you vote FOR the following proposal:  2. To approve by an advisory vote the compensation of the Company's named executive officers, as disclosed in the proxy statement.  Abstain  3 Years  1 Year  2 Years  The Board of Directors recommends you vote 1 year on the following proposal:  3. To approve by an advisory vote the frequency of holding an advisory vote on compensation of the Company's named executive officers.  For  Against  Abstain  The Board of Directors recommends you vote FOR the following proposal:  4. Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm for Fiscal Year Ending December 31, 2021.  NOTE: Such other business as may properly come before the meeting or any adjournment thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date  Before The Meeting - Go to www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 9, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/SYBX2021  You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 9, 2021. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.  D48849-P51572  SYNLOGIC, INC.  Annual Meeting of Shareholders  June 10, 2021 9:00 AM, EDT  This proxy is solicited by the Board of Directors  The shareholder(s) hereby appoint(s) Aoife Brennan and Gregg Beloff, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SYNLOGIC, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, EDT on June 10, 2021, via live audio webcast at www.virtualshareholdermeeting.com/SYBX2021, and any adjournment or postponement thereof.  This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.  Continued and to be signed on reverse side